As filed with the Securities and Exchange Commission on June 3, 2011

Registration No. 333-56336

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

OHIO	31-1324304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

State Auto Insurance Companies Capital Accumulation Plan

(nka State Auto Insurance Companies Retirement Savings Plan)

(Full title of the plan)

James A. Yano, Esq.

Vice President, Secretary and General Counsel

State Auto Financial Corporation

518 East Broad Street

Columbus, Ohio 43215-3976

(614) 464-5000

Name, address and telephone number, including

area code, of agent for service

with copies to

Joseph P. Boeckman, Esq.

Baker & Hostetler LLP

65 East State Street, Suite 2100

Columbus, Ohio 43215-4260

(614) 228-1541

EXPLANATORY NOTE

On February 28, 2001, State Auto Financial Corporation (the “Company”) filed a registration statement on Form S-8, Registration Number 333-56336 (the “Form S-8”), with the Securities and Exchange Commission to register participation interests in the State Auto Insurance Companies Capital Accumulation Plan (the “Plan”) and common shares, without par value, of the Company.

Effective January 1, 2010, the Plan was renamed the State Auto Insurance Companies Retirement Savings Plan.

On December 15, 2010, the renamed Plan was amended and restated in its entirety, effective as of January 1, 2002. A copy of the amended and restated Plan is being filed as an exhibit to this Post-Effective Amendment No. 1 to the Form S-8.

ITEM 8. EXHIBITS.

The following is a list of all exhibits filed as a part of this Registration Statement, including those incorporated by reference:

Exhibit No.	Description of Exhibit	If Incorporated by Reference, Document with which Exhibit was Previously Filed with SEC

4(g)	State Auto Insurance Companies Retirement Savings Plan, as amended and restated effective as of January 1, 2002 (executed on December 15, 2010).	Included herein.

24(a)	Powers of Attorney for Robert E. Baker, David J. D’Antoni, Thomas E. Marker, David R. Meuse, S. Elaine Roberts, Alexander B. Trevor and Paul S. Williams.	Incorporated herein by reference to Exhibit 24(a) of the Registration’s Registration Statement on Form S-8 (File No. 333-165364), filed on March 9, 2010.

24(b)	Power of Attorney for Eileen A. Mallesch	Incorporated herein by reference to Exhibit 24(b) of the Registration’s Registration Statement on Form S-8 (File No. 333-170564), filed on November 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 3, 2011.

STATE AUTO FINANCIAL CORPORATION

By	/s/ ROBERT P. RESTREPO, JR.
Robert P. Restrepo, Jr., Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on June 3, 2011.

Signature	Title

/s/ ROBERT P. RESTREPO, JR. Robert P. Restrepo, Jr.	Chairman, President and Chief Executive Officer (principal executive officer)

/s/ STEVEN E. ENGLISH Steven E. English	Vice President and Chief Financial Officer (principal financial officer)

/s/ CYNTHIA A. POWELL Cynthia A. Powell	Vice President, Treasurer and Chief Accounting Officer (principal accounting officer)

ROBERT E. BAKER* Robert E. Baker	Director

DAVID J. D’ANTONI* David J. D’Antoni	Director

EILEEN A. MALLESCH* Eileen A. Mallesch	Director

THOMAS E. MARKERT* Thomas E. Markert	Director

DAVID R. MEUSE* David R. Meuse	Director

S. ELAINE ROBERTS* S. Elaine Roberts	Director

ALEXANDER B. TREVOR* Alexander B. Trevor	Director

PAUL S. WILLIAMS* Paul S. Williams	Director

*	The undersigned, Steven E. English, by signing his name hereto, does hereby execute this Post-Effective Amendment No. 1 to Form S-8 Registration Statement on June 3, 2011, on behalf of each of the above-named persons pursuant to powers of attorney duly executed by such persons and filed as exhibits to this Form S-8.

/s/ STEVEN E. ENGLISH
Steven E. English

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	If Incorporated by Reference, Document with which Exhibit was Previously Filed with SEC

4(g)	State Auto Insurance Companies Retirement Savings Plan, as amended and restated effective as of January 1, 2002 (executed on December 15, 2010).	Included herein.

24(a)	Powers of Attorney for Robert E. Baker, David J. D’Antoni, Thomas E. Marker, David R. Meuse, S. Elaine Roberts, Alexander B. Trevor and Paul S. Williams.	Incorporated herein by reference to Exhibit 24(a) of the Registration’s Registration Statement on Form S-8 (File No. 333-165364), filed on March 9, 2010.

24(b)	Power of Attorney for Eileen A. Mallesch	Incorporated herein by reference to Exhibit 24(b) of the Registration’s Registration Statement on Form S-8 (File No. 333-170564), filed on November 12, 2010.